UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FUDA GROUP (USA) CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	47-2031462
(State or other jurisdiction of incorporation or organization)	(IRS Employer identification No.)

48 Wall Street, 11th Floor, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, Par value $0.0001 Per Share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-208078

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.0001 per share, of Fuda Group (USA) Corporation (the “Registrant”), as included under the caption “Description of Securities”, or similar section, in the Prospectus forming a part of the Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2013 (Registration No. 333-208078), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any subsequent Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2.	Exhibits

Exhibit	Description of Exhibit

2.1	Agreement and Plan of Reorganization- previously filed with Form 8-K on 1 October 2015 (File No. 000-55307) as the same exhibit number and incorporated by reference.

2.2	Agreement and Plan of Reorganization- previously filed with Form 8-K on 1 October 2015 (File No. 000-55307) as the same exhibit number and incorporated by reference.

2.3	Equity Transfer Agreement-previously filed with Form 8-K on 1 October 2015 (File No. 000-55307) as the same exhibit number and incorporated by reference.

3.1	Certificate of Incorporation-previously filed with Form 10-12G on 3 November 2014, file number 000-55307, with same exhibit number and incorporated by reference

3.2	By-Laws-previously filed with Form 10-12G on 3 November 2014, file number 000-55307, with same exhibit number and incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: ___ February 2017	FUDA GROUP (USA) CORPORATION

/s/ Xiaobin Wu
Chief Executive Officer